Exhibit 10.8
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 1, 2006, by and between DIONEX CORPORATION, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 13, 2000, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. The first paragraph on page 1 of the Agreement is hereby deleted in its entirety, and the following substituted therefor:

“THIS AGREEMENT is entered into as of November 13, 2000, by and between DIONEX CORPORATION, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).”

2. Section 1.1(a) is hereby amended by deleting “December 31, 2006” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “December 31, 2009,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of December 1, 2006 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

3. The following is hereby added to the Credit Agreement as Section 1.4:

“SECTION 1.4.  COLLECTION OF PAYMENTS.  Borrower authorizes Bank to collect all interest and fees due under the Line of Credit by charging Borrower’s deposit account number 4496-876350 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.”

4.	Section 2.1 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 2.1.  LEGAL STATUS.  Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.”

5.	Section 5.6 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.6.  ACQUISITIONS AND MERGERS.  Acquire (i) all or substantially all of the assets of, or (ii) any equity securities in, any other entity, or merge into or consolidate with any other entity, without the prior written consent of Bank if the aggregate consideration to be paid by Borrower (whether in cash, stock or otherwise) in connection with any such acquisition or merger (or series of related acquisitions and/or mergers) exceeds $50,000,000.00, provided however, that (x) Borrower shall be the surviving entity in any merger or consolidation, (y) each entity whose assets or equity securities are acquired by Borrower, or which merges into or consolidates with Borrower, shall be engaged, at the time of the applicable transaction, in substantially the same business as Borrower, and (c) the consent of Bank, when required hereunder, shall not be unreasonably withheld or delayed.”

6.      Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

7.      Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

DIONEX CORPORATION	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Craig McCollam Craig McCollam Chief Financial Officer	By: /s/ Shirley Guillen Shirley Guillen Relationship Officer